Exhibit 99.1

Versata Appoints Dr. Alan Baratz to Board of Directors; Former
President of JavaSoft -Sun- to Add In-Depth Java Based Experience

    OAKLAND, Calif.--(BUSINESS WIRE)--May 20, 2003--Versata, Inc. (Nasdaq:VATA), a provider of software and services that automate the deployment of business logic and processes that power enterprise solutions, today announced the appointment of Dr. Alan E. Baratz, former CEO of Zaplet, Inc. and former president of the Software Products and Platforms (JavaSoft) division at Sun Microsystems, to its Board of Directors.
    Dr. Baratz, 48, was until recently CEO of Zaplet, Inc., an enterprise software company focused on providing collaborative business process management solutions. He joined Zaplet from E.M. Warburg, Pincus & Co., LLC, a private equity and venture capital firm, where he was instrumental in building a number of new technology companies. Dr. Baratz formerly served as president of the Software Products and Platforms (JavaSoft) division at Sun Microsystems. In that role he led the growth and adoption of the Java platform from its infancy in 1996 to a robust platform supporting mission-critical applications in almost 80 percent of Fortune 1000 companies by 1999. Prior to Sun, Dr. Baratz was president and CEO of Delphi Internet, the online business unit of Rupert Murdoch's News Corporation and held numerous senior management positions at IBM.
    "With his extraordinary industry experience and his unique role in the development of the Java platform, Alan is a critical addition to our Board," said Eugene Wong, CEO, Versata. "We look forward to his contributions as we plan to build momentum in the market."
    Dr. Baratz holds both a master's degree and a doctorate in computer science from the Massachusetts Institute of Technology, and received a bachelor's degree in mathematics and computer science from UCLA.

    About Versata

    For IT shops who are struggling to reduce costs and whose developers are challenged with Java coding demands, Versata provides an application server extension that uses declarative business logic as a more productive way to do transaction processing and business process management. Much like a relational database manages business data, Versata manages business logic in the Versata Logic Server - at a higher level of abstraction, utilizing a server for execution and management. Unlike traditional hand-coding approaches, Versata enables developers to maximize their time by allowing them to focus on rules and processes of an application, rather than clerical details. Versata's declarative business logic approach enables IT to create and change applications faster, lower development and maintenance costs, and reduce application backlogs. Versata-built applications are constructed from an organization's core business rules and run in J2EE application servers like IBM WebSphere and BEA WebLogic.
    Versata Global 2000 customers include American Management Systems, British Telecommunications, J.P. Morgan Chase & Co., Meridian Health Care Management and Union Bank of California. For more information, please visit www.versata.com or call (800) 984-7638.

    Except for historical information contained herein, the statements contained in this press release that relate to Versata, Inc. including statements regarding its expected future financial results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include without limitation, statements regarding, building momentum in the market. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company's ability to recruit and retain key personnel, the maintenance of its existing relationships with key alliance partners, its ability to continue to develop new and enhanced products and services, competition, market acceptance and other risks described from time to time in Versata's SEC reports, including its Annual Report on Form 10-K for the year ended October 31, 2002. If any of these risks or uncertainties materializes, Versata's results could differ materially from Versata's expectations in these statements. Versata disclaims any intent or obligation to update these forward-looking statements.

    CONTACT: Versata
             Michael Clevestig, 510/628-1162
             michael_clevestig@versata.com